UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2012

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                Other Events

1st Source Bank, the subsidiary bank of 1st Source Corporation (the “Company”), as the trustee of the Morris Family Trusts for Ernestine M. Raclin, Chairman Emeritus of the Company, has requested approval of the Probate Court of Indiana to divide the Morris Family Trusts into four separate family trust lines. This action is being taken in light of possible changes in tax laws and for financial and estate planning purposes, including the possible divesture of some 1st Source Corporation common stock owned by the Trusts.  The Morris Family Trusts hold in the aggregate 5,209,805 shares of common stock of the Company or approximately 20.6% of the outstanding common stock of the Company.  Christopher Murphy III, the Chairman of the Board, President and Chief Executive Officer of the Company, is a beneficiary of the Trusts and has indicated that he has no present intention of divesting any of his direct or beneficially owned shares of the Company’s common stock.

The Company cautions readers not to place undue reliance on any forward-looking statements herein, which speak only as of the date made, and the Company is not undertaking any duty to provide updates to such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: July 17, 2012	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer